UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2018

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.       Material Modification to Rights of Security Holders.

On April 16, 2018, InVivo Therapeutics Holdings Corp. (the “Company”) effected a reverse stock split of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a ratio of 1-for-25 (the “Reverse Split”). As a result of the Reverse Split, every 25 shares of the issued and outstanding Common Stock were automatically converted into one newly issued and outstanding share of Common Stock, without any change in the par value per share. Any fractional shares resulting from the Reverse Split have been rounded up to the nearest whole share. In connection with the Reverse Split, the Company correspondingly reduced the number of shares of authorized shares of Common Stock from 100,000,000 to 4,000,000.

As previously disclosed, the Board of Directors of the Company approved the Reverse Split on April 3, 2018. On April 13, 2018, the Company filed a Certificate of Change to effect the Reverse Split pursuant to Nevada Revised Statutes Sections 78.207 and 78.209 with the Secretary of State of the State of Nevada. Under Nevada law, the Company’s Articles of Incorporation were deemed amended at the effective time of the Reverse Split, 5:00 p.m. Eastern Time on April 16, 2018.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.  A copy of the Certificate of Change is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.       Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Change Pursuant to NRS 78.209 filed with the Nevada Secretary of State, dated April 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: April 16, 2018	By:	/s/ Heather Hamel
	Name:	Heather Hamel
	Title:	Secretary